Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Fourth Quarter 2015 Financial Results

Atlanta - February 22, 2016 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended December 31, 2015, reporting core earnings* of $0.42 per common share and book value per diluted common share** of $17.14.

During the fourth quarter of 2015, the Company repurchased an additional 5.8 million shares of common stock for $75.6 million and closed a $52 million commercial real estate loan. "Our equity continues to be well diversified with allocations of 37% to Agency RMBS, 33% to commercial credit and 30% to residential credit as of December 31, 2015. We believe IVR is well positioned by owning a collection of high quality assets with attractive yields. While available investment returns are improving, we expect to continue with stock repurchases at current market prices," said Richard King, President and CEO.

For the full year ended December 31, 2015, the Company managed to produce modestly positive economic return*** while further reducing book value volatility. "While financial conditions weakened throughout the year, our asset quality continues to improve, and we anticipate higher economic returns as financial conditions stabilize. The loans underlying our assets continue to season and benefit from growing borrower equity due to property price appreciation," said Mr. King.
Highlights
•	Q4 2015 core earnings* of $49.3 million, core earnings per common share* of $0.42, and a common stock dividend of $0.40 per share
•	2015 core earnings per common share of $1.73 and common stock dividends of $1.70 per common share
•	Book value per diluted common share** was $17.14 at 12/31/2015 vs. $17.66 at 9/30/2015, $18.82 at 12/31/2014 and $17.97 at 12/31/2013
•
Repurchased 5.8 million shares of common stock for $75.6 million in Q4 2015. Repurchased 9.5 million shares of common stock in the second half of 2015 (7.75% of shares outstanding as of December 31, 2014) for $125.6 million

•	Economic return*** for the three months and year ended December 31, 2015 of -0.68% and 0.11%, respectively
•	Q4 2015 comprehensive loss attributable to common stockholders was $40.6 million or ($0.35) per common share vs. a loss of $86.2 million or ($0.71) per common share for Q3 2015
•
Q4 2015 net income attributable to common stockholders of $103.2 million or $0.88 basic earnings per common share or $0.81 diluted earnings per common share, reflecting a $68.3 million net gain on interest rate hedges

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended December 31, 2015 is defined as the change in book value per diluted common share from September 30, 2015 to December 31, 2015 of ($0.52); plus dividends declared of $0.40 per common share; divided by the September 30, 2015 book value per diluted common share of $17.66. Economic return for the twelve months ended December 31, 2015 is defined as the change in book value per diluted common share from December 31, 2014 to December 31, 2015 of ($1.68); plus dividends declared of $1.70 per common share; divided by the December 31, 2014 book value per diluted common share of $18.82.

1

Exhibit 99.1

Key performance indicators for the quarters ended December 31, 2015 and September 30, 2015 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘15		Q3 ‘15
	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$19,002.2		$20,175.0
Average borrowed funds	16,950.4		18,070.1
Average equity	$2,128.1		$2,292.0

Interest income	$154.5		$161.4
Interest expense	66.0		69.2
Net interest income	88.5		92.2
Total other income (loss)	34.8		(218.0)
Total expenses	13.1		14.7
Net income (loss)	110.2		(140.5)
Net income (loss) attributable to non-controlling interest	1.3		(1.6)
Dividends to preferred stockholders	5.7		5.7
Net income (loss) attributable to common stockholders	$103.2		($144.6)

Average portfolio yield	3.25%		3.20%
Cost of funds	1.56%		1.53%
Debt to equity ratio	6.3	x	7.3	x
Book value per common share (diluted)**	$17.14		$17.66
Earnings (loss) per common share (basic)	$0.88		($1.18)
Dividends declared per common share	$0.40		$0.40
Dividends declared per preferred share on Series A Preferred Stock	$0.4844		$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844		$0.4844

Non-GAAP Financial Measures*:
Core earnings	$49.3		$49.2
Core earnings per common share	$0.42		$0.40
Effective interest income	$160.9		$167.8
Effective yield	3.38%		3.33%
Effective interest expense	$96.4		$100.3
Effective cost of funds	2.27%		2.22%
Effective net interest income	$64.5		$67.5
Effective interest rate margin	1.11%		1.11%
Repurchase agreement debt-to-equity ratio	5.7	x	5.7	x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

2

Exhibit 99.1

Financial Summary
During the fourth quarter of 2015, the Company generated $49.3 million in core earnings compared to $49.2 million of core earnings in the third quarter of 2015. Core earnings were relatively stable during the quarter as higher equity in earnings of unconsolidated ventures and lower general and administrative expenses were offset by lower net interest income. Net income attributable to common stockholders for the fourth quarter of 2015 was $103.2 million, compared to a net loss attributable to common stockholders of $144.6 million for the third quarter of 2015. The improvement in fourth quarter of 2015 net income attributable to common stockholders was primarily due to a $68.3 million net gain on interest rate hedges versus a $220.6 million net loss on interest rate hedges in the third quarter of 2015. Book value per diluted common share as of December 31, 2015 decreased to $17.14 driven by modest spread widening in our credit and Agency RMBS portfolio relative to swap rates. Generally weaker market conditions reflected uncertainty from slowing global growth prospects, especially in China and other emerging markets, declining energy prices, and the first increase in the federal funds rate, along with the prospect of further increases in 2016.
For the quarter ended December 31, 2015, average earning assets were $19.0 billion, representing a decrease of $1.2 billion from the third quarter of 2015. The Company's average residential loan balance decreased $752.9 million during the fourth quarter of 2015 due to the deconsolidation of the Company's residential loan securitizations ("Residential Securitizations"). In December 2015, the Company completed the sale of certain beneficial interests issued by the Residential Securitizations and deconsolidated the Residential Securitizations. Separately, the Company’s average mortgage-backed and credit risk transfer securities balance decreased $425.9 million from the third quarter of 2015 primarily due to continued paydowns and sales of securities. During the fourth quarter of 2015, the Company utilized a portion of the proceeds from paydowns and sales of investments to buy back $75.6 million of common stock and invest in a $52 million commercial real estate loan.
The portfolio generated interest income of $154.5 million during the three months ended December 31, 2015, which reflects a decrease of $6.9 million from the three months ended September 30, 2015. The decrease in interest income was primarily due to a $5.5 million decline in residential loan income due to the deconsolidation of the Company's Residential Securitizations. Average portfolio yield rose from 3.20% in the third quarter of 2015 to 3.25% for the three months ended December 31, 2015 reflecting higher portfolio yields in the fourth quarter of 2015 on 15 year and 30 year fixed-rate Agency RMBS.
For the quarter ended December 31, 2015, the Company had average borrowed funds of approximately $17.0 billion and effective interest expense of $96.4 million, compared to $18.1 billion and $100.3 million, respectively, for the third quarter of 2015. The decrease in average borrowed funds for the fourth quarter reflects lower average borrowings for non-Agency RMBS and asset-backed securities issued by securitization trusts. The Company's effective cost of funds was 2.27% and 2.22% for the fourth quarter and third quarter of 2015, respectively. The increase in effective cost of funds was primarily due to the December rate increase by the Federal Reserve. As of December 31, 2015, the Company's leverage decreased primarily due to the deconsolidation of the Company's Residential Securitizations and the asset-backed securities issued by these securitization trusts.

Total expenses for the fourth quarter of 2015 were approximately $13.1 million, compared to $14.7 million for the third quarter of 2015. Expenses include management fees, general and administrative expenses and securitization trust expenses associated with consolidated Residential Securitizations. Expenses decreased $1.6 million for the fourth quarter of 2015 primarily due to a $0.9 million decrease in general and administrative expenses, a $0.5 million decrease in securitization trust expenses due to the deconsolidation of the Residential Securitizations in December 2015, and $0.2 million reduction in management fees due to share repurchases.  General and administrative expenses in the third quarter of 2015 included $750,000 of restatement-related expenses.The ratio of consolidated operating expenses to average equity* for the fourth quarter of 2015 was 2.14%, a decrease of 5 basis points from the third quarter of 2015.
In the fourth quarter of 2015, the Company repurchased 5.8 million shares of its common stock for $75.6 million. In the second half of 2015, the Company repurchased 9.5 million shares of its common stock (7.75% of shares outstanding as of December 31, 2014) for $125.6 million.

3

Exhibit 99.1

The Company declared the following dividends during the fourth quarter: a common stock dividend of $0.40 per share paid on January 26, 2016; a Series A preferred stock dividend of $0.4844 per share paid on January 25, 2016; and a Series B preferred stock dividend of $0.4844 per share that will be paid on March 28, 2016.
On February 18, 2016, the Company's board of directors authorized an additional 15,000,000 shares of common stock for the existing share repurchase program with no stated expiration date.

*The ratio of consolidated operating expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis. The Company excludes expenses of consolidated securitization trusts from this calculation to facilitate comparison of the Company's operating expenses to peers.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, February 23, 2016, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 8, 2016 by calling:

866-501-0087 (North America) or 1-203-369-1816 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,	Three Months Ended September 30,	Years Ended December 31,
In thousands, except share amounts	2015	2015	2015	2014
	(unaudited)	(unaudited)
Interest Income
Mortgage-backed and credit risk transfer securities	127,633	129,260	518,256	579,062
Residential loans (1)	22,907	28,380	110,908	88,073
Commercial loans	3,982	3,743	15,331	9,508
Total interest income	154,522	161,383	644,495	676,643
Interest Expense
Repurchase agreements	41,348	41,303	166,892	188,699
Secured loans	1,940	1,622	6,579	2,576
Exchangeable senior notes	5,621	5,620	22,461	22,461
Asset-backed securities (1)	17,128	20,686	82,041	68,159
Total interest expense	66,037	69,231	277,973	281,895
Net interest income	88,485	92,152	366,522	394,748
(Reduction in) provision for loan losses	—	(81)	(213)	(142)
Net interest income after (reduction in) provision for loan losses	88,485	92,233	366,735	394,890
Other Income (loss)
Gain (loss) on investments, net	(31,302)	(2,958)	(21,212)	(87,168)
Equity in earnings of unconsolidated ventures	3,499	1,894	12,630	6,786
Gain (loss) on derivative instruments, net	68,296	(220,602)	(219,048)	(487,469)
Realized and unrealized credit derivative income (loss), net	(5,122)	2,928	19,782	(2,866)
Other investment income (loss), net	(574)	739	944	(2,045)
Total other income (loss)	34,797	(217,999)	(206,904)	(572,762)
Expenses
Management fee – related party	9,816	10,058	38,632	37,599
General and administrative	1,583	2,507	7,769	9,191
Consolidated securitization trusts (1)	1,675	2,132	8,219	6,076
Total expenses	13,074	14,697	54,620	52,866
Net income (loss)	110,208	(140,463)	105,211	(230,738)
Net income (loss) attributable to non-controlling interest	1,321	(1,629)	1,241	(2,632)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	108,887	(138,834)	103,970	(228,106)
Dividends to preferred stockholders	5,716	5,716	22,864	17,378
Net income (loss) attributable to common stockholders	103,171	(144,550)	81,106	(245,484)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.88	(1.18)	0.67	(1.99)
Diluted	0.81	(1.18)	0.67	(1.99)

(1)	The condensed consolidated statements of operations include income and expenses of consolidated variable interest entities ("VIEs"). The Company deconsolidated these VIEs in 2015.

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended December 31,	Three Months Ended September 30,	Years Ended December 31,
In thousands	2015	2015	2015	2014
	(unaudited)	(unaudited)
Net income (loss)	110,208	(140,463)	105,211	(230,738)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(160,026)	41,978	(185,416)	431,198
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(1,055)	1,380	(4,277)	80,659
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	15,576	15,724	66,757	85,176
Currency translation adjustments on investment in unconsolidated venture	1	(33)	(32)	—
Total other comprehensive income (loss)	(145,504)	59,049	(122,968)	597,033
Comprehensive income (loss)	(35,296)	(81,414)	(17,757)	366,295
Less: Comprehensive income (loss) attributable to non-controlling interest	433	942	245	(4,188)
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(22,864)	(17,378)
Comprehensive income (loss) attributable to common stockholders	(40,579)	(86,188)	(40,376)	344,729

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2015	December 31, 2014
In thousands except share amounts
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value	16,065,935	17,248,895
Residential loans, held-for-investment (1)	—	3,365,003
Commercial loans, held-for-investment	209,062	145,756
Cash and cash equivalents	53,199	164,144
Due from counterparties	110,009	57,604
Investment related receivable	154,594	38,717
Accrued interest receivable	50,779	66,044
Derivative assets, at fair value	8,659	24,178
Deferred securitization and financing costs	5,587	13,080
Other investments	113,788	106,498
Other assets	1,124	1,098
Total assets (1)	16,772,736	21,231,017
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	12,126,048	13,622,677
Secured loans	1,650,000	1,250,000
Asset-backed securities issued by securitization trusts (1)	—	2,929,820
Exchangeable senior notes	400,000	400,000
Derivative liabilities, at fair value	238,148	254,026
Dividends and distributions payable	51,734	61,757
Investment related payable	167	17,008
Accrued interest payable	21,604	29,670
Collateral held payable	4,900	14,890
Accounts payable and accrued expenses	2,376	2,439
Due to affiliate	10,851	9,880
Total liabilities (1)	14,505,828	18,592,167
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 113,619,471 and 123,110,454 shares issued and outstanding, respectively	1,136	1,231
Additional paid in capital	2,407,372	2,532,130
Accumulated other comprehensive income (loss)	303,110	424,592
Retained earnings (distributions in excess of earnings)	(755,799)	(632,854)
Total stockholders’ equity	2,241,035	2,610,315
Non-controlling interest	25,873	28,535
Total equity	2,266,908	2,638,850
Total liabilities and equity	16,772,736	21,231,017

(1)
As of December 31, 2014, the consolidated balance sheet included assets and liabilities of consolidated variable interest entities (“VIEs”) totaling $3,380,597 and $2,938,512, respectively. The Company deconsolidated these VIEs in 2015.

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; realized and unrealized change in fair value of GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense; and an adjustment attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities and the valuation assigned to the debt host contract associated with its GSE CRTs in other comprehensive income on its consolidated balance sheets. The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended		Years Ended
	December 31, 2015	September 30, 2015	December 31, 2015	December 31, 2014
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	103,171	(144,550)	81,106	(245,484)
Adjustments:
(Gain) loss on investments, net	31,302	2,958	21,212	87,168
Realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps of $45,969, $46,785, $184,373 and $199,783, respectively)	(122)	3,079	44,272	72,187
Unrealized (gain) loss on derivative instruments, net	(114,143)	170,738	(9,597)	215,499
Realized and unrealized change in fair value of GSE CRT embedded derivatives, net	11,502	3,564	6,411	21,495
(Gain) loss on foreign currency transactions, net	1,345	—	1,875	2,746
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	15,575	15,724	66,757	85,176
Subtotal	(54,541)	196,063	130,930	484,271
Adjustment attributable to non-controlling interest	652	(2,272)	(1,500)	(5,532)
Core earnings	49,282	49,241	210,536	233,255
Basic earnings (loss) per common share	0.88	(1.18)	0.67	(1.99)
Core earnings per share attributable to common stockholders	0.42	0.40	1.73	1.89

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net. The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments and the reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company subtracts amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments, the amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

10

Exhibit 99.1

The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended December 31, 2015		Three Months Ended September 30, 2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	154,522	3.25%	161,383	3.20%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,379	0.13%	6,373	0.13%
Effective interest income	160,901	3.38%	167,756	3.33%

	Years Ended December 31,
	2015		2014
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	644,495	3.22%	676,643	3.41%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	24,822	0.12%	17,536	0.09%
Effective interest income	669,317	3.34%	694,179	3.50%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2015		Three Months Ended September 30, 2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	66,037	1.56%	69,231	1.53%
Less: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	(15,576)	(0.37)%	(15,724)	(0.35)%
Add: Net interest paid - interest rate swaps	45,969	1.08%	46,785	1.04%
Effective interest expense	96,430	2.27%	100,292	2.22%

	Years Ended December 31,
	2015		2014
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	277,973	1.56%	281,895	1.61%
Less: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	(66,757)	(0.37)%	(85,176)	(0.48)%
Add: Net interest paid - interest rate swaps	184,373	1.03%	199,783	1.14%
Effective interest expense	395,589	2.22%	396,502	2.27%

11

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2015		Three Months Ended September 30, 2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	88,485	1.69%	92,152	1.67%
Add: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	15,576	0.37%	15,724	0.35%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,379	0.13%	6,373	0.13%
Less: Net interest paid - interest rate swaps	(45,969)	(1.08)%	(46,785)	(1.04)%
Effective net interest income	64,471	1.11%	67,464	1.11%

	Years Ended December 31,
	2015		2014
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	366,522	1.66%	394,748	1.80%
Add: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	66,757	0.37%	85,176	0.48%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	24,822	0.12%	17,536	0.09%
Less: Net interest paid - interest rate swaps	(184,373)	(1.03)%	(199,783)	(1.14)%
Effective net interest income	273,728	1.12%	297,677	1.23%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of December 31, 2015 and September 30, 2015. The Company presents a repurchase agreement debt-to-equity ratio because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes that presenting the Company's repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, when considered together with its U.S. GAAP financial measure, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
December 31, 2015

$ in thousands	Agency RMBS	Residential Credit(4)	Commercial Credit(5)	Exchangeable Senior Notes	Total
Investments	9,799,257	3,350,714	3,163,439	—	16,313,410
Cash and cash equivalents (1)	23,484	16,586	13,129	—	53,199
Derivative assets, at fair value (2)	6,795	—	1,864	—	8,659
Other assets	316,072	9,780	71,616	—	397,468
Total assets	10,145,608	3,377,080	3,250,048	—	16,772,736

Repurchase agreements	8,389,643	2,565,515	1,170,890	—	12,126,048
Secured loans (3)	472,983	—	1,177,017	—	1,650,000
Exchangeable senior notes	—	—	—	400,000	400,000
Derivative liabilities, at fair value	238,045	—	103	—	238,148
Other liabilities	46,165	22,540	22,927	—	91,632
Total liabilities	9,146,836	2,588,055	2,370,937	400,000	14,505,828

Total equity (allocated)	998,772	789,025	879,111	(400,000)	2,266,908
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(250,060)	400,000	149,940
Collateral pledged against Secured loans	(558,894)	—	(1,390,805)	—	(1,949,699)
Secured loans	472,983	—	1,177,017	—	1,650,000
Equity related to repurchase agreement debt	912,861	789,025	415,263	—	2,117,149
Debt-to-equity ratio (7)	8.9	3.3	2.7	NA	6.3
Repurchase agreement debt-to-equity ratio (8)	9.2	3.3	2.8	NA	5.7

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Residential Credit and Commercial Credit.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Non-Agency RMBS and GSE CRT are considered residential credit.

(5)	CMBS, Commercial Loans and Investments in unconsolidated ventures are considered commercial credit.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated ventures and exchangeable senior notes.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

September 30, 2015

$ in thousands	Agency RMBS	Residential Credit (4)	Commercial Credit (5)	Exchangeable Senior Notes	Total
Investments	10,234,434	6,583,562	3,529,174	—	20,347,170
Cash and cash equivalents (1)	33,879	21,834	20,945	—	76,658
Derivative assets, at fair value (2)	72	1,044	192	—	1,308
Other assets	251,765	29,005	75,440	—	356,210
Total assets	10,520,150	6,635,445	3,625,751	—	20,781,346

Repurchase agreements	8,637,589	2,860,198	1,414,344	—	12,912,131
Secured loans (3)	439,264	—	1,235,736	—	1,675,000
Asset-backed securities issued by securitization trusts (ABS)	—	2,859,423	—	—	2,859,423
Exchangeable senior notes	—	—	—	400,000	400,000
Derivative liabilities, at fair value	343,847	—	50	—	343,897
Other liabilities	100,966	40,116	20,446	—	161,528
Total liabilities	9,521,666	5,759,737	2,670,576	400,000	18,351,979

Total equity (allocated)	998,484	875,708	955,175	(400,000)	2,429,367
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (6)	—	(12,484)	(231,361)	400,000	156,155
Collateral pledged against Secured loans	(519,597)	—	(1,461,730)	—	(1,981,327)
Secured loans	439,264	—	1,235,736	—	1,675,000
Equity related to repurchase agreement debt	918,151	863,224	497,820	—	2,279,195
Debt-to-equity ratio (7)	9.1	6.5	2.8	NA	7.3
Effective debt-to-equity ratio (8)	9.4	3.3	2.8	NA	5.7

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Residential Credit and Commercial Credit.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Non-Agency RMBS and GSE CRT are considered residential credit.

(5)	CMBS, Commercial Loans and Investments in unconsolidated ventures are considered commercial credit.

(6)	Net equity in unsecured assets and exchangeable senior notes includes consolidated VIEs, commercial loans, investments in unconsolidated ventures and exchangeable senior notes.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the following periods.

	Three Months Ended December 31,	Three Months Ended September 30,	Years Ended December 31,
$ in thousands	2015	2015	2015	2014
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,625,689	1,673,615	1,698,573	1,450,316
30 year fixed-rate, at amortized cost	4,269,697	4,228,400	4,368,662	5,723,270
ARM, at amortized cost	429,087	450,691	446,714	475,401
Hybrid ARM, at amortized cost	3,330,564	3,403,052	3,219,463	2,452,062
MBS-CMO, at amortized cost	395,197	414,310	423,409	476,636
Non-Agency RMBS, at amortized cost	2,455,782	2,603,949	2,680,493	3,245,701
GSE CRT, at amortized cost	680,350	668,639	665,471	478,929
CMBS, at amortized cost	3,030,482	3,200,091	3,173,737	2,947,733
Residential loans, at amortized cost	2,602,506	3,355,373	3,198,666	2,473,258
Commercial loans, at amortized cost	182,829	176,857	166,150	109,551
Average Investment portfolio	19,002,183	20,174,977	20,041,338	19,832,857
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.40%	2.26%	2.23%	2.66%
30 year fixed-rate	2.82%	2.68%	2.80%	3.05%
ARM	2.26%	2.22%	2.30%	2.30%
Hybrid ARM	2.22%	2.18%	2.13%	2.28%
MBS - CMO	3.42%	2.31%	3.16%	3.56%
Non-Agency RMBS	4.80%	4.94%	4.61%	4.54%
GSE CRT (2)	0.62%	0.53%	0.54%	0.50%
CMBS	4.35%	4.38%	4.37%	4.47%
Residential loans	3.52%	3.39%	3.47%	3.57%
Commercial loans	8.16%	8.39%	8.36%	8.56%
Average Investment portfolio	3.25%	3.20%	3.22%	3.41%
Average Borrowings*:
Agency RMBS (3)	9,101,071	9,172,106	9,118,307	9,444,028
Non-Agency RMBS	2,184,489	2,405,227	2,439,849	2,821,132
GSE CRT	485,989	501,554	484,414	351,900
CMBS (3)	2,514,693	2,686,395	2,632,338	2,305,970
Exchangeable senior notes	400,000	400,000	400,000	400,000
Asset-backed securities issued by securitization trusts	2,264,129	2,904,831	2,779,268	2,178,362
Total borrowed funds	16,950,371	18,070,113	17,854,176	17,501,392
Maximum borrowings during the period (4)	17,945,795	18,183,099	18,416,608	18,202,497

15

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS (3)	0.45%		0.40%	0.39%		0.34%
Non-Agency RMBS	1.65%		1.60%	1.58%		1.54%
GSE CRT	1.83%		1.75%	1.73%		1.52%
CMBS (3)	0.98%		0.93%	0.93%		1.11%
Exchangeable senior notes	5.62%		5.62%	5.62%		5.62%
Asset-backed securities issued by securitization trusts	3.03%		2.85%	2.95%		3.13%
Unhedged cost of funds (6)	1.19%		1.18%	1.18%		1.13%
Hedged / Effective cost of funds (non-GAAP measure)	2.27%		2.22%	2.22%		2.27%
Average Equity (7):	2,128,074		2,291,967	2,331,796		2,416,078
Average debt/equity ratio (average during period)	8.0	x	7.9x	7.7	x	7.2x
Debt/equity ratio (as of period end)	6.3	x	7.3x	6.3	x	6.9x

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three and twelve months ended December 31, 2015, the average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)	GSE CRT average portfolio yield excludes embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net

(3)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(6)	Excludes reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense.

(7)	Average equity is calculated based on a weighted balance basis.

16